UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2005

America Online Latin America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.03 Bankruptcy or Receivership.

On June 24, 2005, America Online Latin America, Inc. ("AOLA") and its subsidiaries AOL Puerto Rico Management Services, Inc., America Online Caribbean Basin, Inc. and AOL Latin America Management LLC each filed voluntary petitions ("Bankrupcty Petitions") for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. AOLA's other subsidiaries will continue normal operations.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

AOLA's filing of a Bankruptcy Petition resulted in a default under the $160 million senior convertible notes issued by AOLA to Time Warner Inc.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated June 24, 2005 issued by AOLA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

June 24, 2005	By:	/s/ Charles M. Herington

Name: Charles M. Herington
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 24, 2005 issued by AOLA.